Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:              Walter Ida

(808) 946-1400

Territorial Bancorp Inc. Announces First Quarter 2019 Results

•                  Net income for the three months ended March 31, 2019 was $6.52 million compared to $4.82 million for the three months ended March 31, 2018, an increase of 35.35%.

•                  Fully-diluted earnings per share for the three months ended March 31, 2019 was $0.70 per share compared to $0.51 per share for the three months ended March 31, 2018, an increase of $0.19 per share or 37.25%.

•                  Gain on sale of an investment security for the three months ended March 31, 2019 increased by $2.72 million. The investment sold was a trust preferred security which the Company had previously written down in 2010. The gain exceeded the write down.

•                  Interest income on loans for the three months ended March 31, 2019 was $15.61 million compared to $14.91 million for the three months ended March 31, 2018, an increase of $701,000 or 4.70%.

•                  Loans receivable for the three months ended March 31, 2019 increased to $1.59 billion, an increase of $11.88 million from December 31, 2018.

•                  Return on average assets and return on average equity for the three months ended March 31, 2019 rose to 1.28% and 11.04% compared to 0.97% and 8.31% for the three months ended March 31, 2018.

•                  Efficiency ratio for the three months ended March 31, 2019 improved to 53.48% compared to 58.78% for the three months ended March 31, 2018.

•                  Board of Directors approved a quarterly cash dividend of $0.22 per share, representing Territorial Bancorp Inc.’s 37th consecutive quarterly dividend.

Honolulu, Hawaii, April 25, 2019 - Territorial Bancorp Inc. (NASDAQ: TBNK) (the “Company”), headquartered in Honolulu, Hawaii, the holding company parent of Territorial Savings Bank, announced net income of $6.52 million or $0.70 per fully- diluted share for the three months ended March 31, 2019, compared to $4.82 million or $0.51 per fully-diluted share for the three months ended March 31, 2018.

The Company also announced that its Board of Directors approved a quarterly cash dividend of $0.22 per share.  The dividend is expected to be paid on May 23, 2019 to stockholders of record as of May 9, 2019.

Allan Kitagawa, Chairman and Chief Executive Officer, said, “The Company has had another successful quarter.  Despite the increase in interest rates that has occurred over the past year, we have been able to increase the size of our loan portfolio and our interest income.”

Interest Income

Net interest income decreased to $14.84 million for the three months ended March 31, 2019 from $15.24 million for the three months ended March 31, 2018.  Total interest income was $18.71 million for the three months ended March 31, 2019 compared to $18.23 million for the three months ended March 31, 2018.  The $471,000 growth in total interest income was due to a $701,000 increase in interest income on loans which resulted primarily from the $82.09 million increase in the average loans receivable.  The growth in interest income on loans was offset by a $258,000 decline in interest income on investment securities.  The decrease earned on securities occurred primarily because of a $34.90 million decline in the average securities portfolio balance that occurred due to repayments on the securities portfolio.

Interest Expense

Total interest expense rose to $3.87 million for the three months ended March 31, 2019 from $3.00 million for the three months ended March 31, 2018.  Interest expense on deposits increased to $3.22 million for the three months ended March 31, 2019 from $2.45 million for the three months ended March 31, 2018.  The increase in interest expense on deposits occurred primarily because of a $24.07 million increase in average total deposits and a 19 basis point increase in the average cost of deposits.  Interest expense on advances from the FHLB increased to $555,000 for the three months ended March 31, 2019 compared to $419,000 for the three months ended March 31, 2018.  This increase was due to a $9.50 million increase in the average balance of FHLB advances and a 35 basis point increase in the average cost of advances for the three months ended March 31, 2019 as compared to three months ended March 31, 2018.

Noninterest Income

Noninterest income was $3.44 million for the three months ended March 31, 2019 compared to $742,000 for the three months ended March 31, 2018.  The increase in noninterest income was primarily due to a $2.72 million gain on sale of a trust preferred security investment.  The security was written down in 2010.  The $2.72 million gain exceeded the write down.

Noninterest Expense

Noninterest expense was $9.77 million for the three months ended March 31, 2019 compared to $9.39 million for the three months ended March 31, 2018.  The increase in noninterest expense was primarily due to a $151,000 increase in equipment expense, a $76,000 increase in occupancy expense and a $124,000 increase in other general and administrative expenses.

Income Taxes

Income tax expense for the three months ended March 31, 2019 was $1.97 million compared to $1.76 million for the three months ended March 31, 2018.  This increase in income tax expense was primarily due to the $1.92 million increase in income before taxes for the quarter ended March 31, 2019 as compared to the quarter ended March 31, 2018.  The increase in income tax expense that occurred because of the increase in income before taxes was partially offset by a $69,000 increase in the tax benefits related to the exercise of stock options in the quarter ended March 31, 2019.

Assets and Equity

Total assets decreased to $2.06 billion at March 31, 2019 from $2.07 billion at December 31, 2018.  Loans receivable grew by $11.88 million to $1.59 billion at March 31, 2019 from $1.57 billion at December 31, 2018.  The growth in loans receivable occurred as residential mortgage loan originations exceeded loan repayments.  Cash and cash equivalents decreased by $23.40 million to $23.67 million at March 31, 2019 from $47.06 million at December 31, 2018.  During the same period, deposits rose by $38.22 million to $1.67 billion at March 31, 2019 from $1.63 billion at December 31, 2018.  The decrease in cash and cash equivalents and the additional deposits were used to pay off $37.70 million of Federal Home Loan Bank advances and $20.00 million of securities sold under agreements to repurchase.  During the quarter ending March 31, 2019, the Company transferred investment securities with a book value of $11.39 million and a market value of $11.80 million to its available for sale investment portfolio from its held to maturity investment portfolio.  The transfer was made when the Company adopted the amended Derivatives and Hedging topic of the FASB ASC.  On January 1, 2019, the Company also adopted the amended Lease topic of the FASB ASC by capitalizing net present value of future lease payments and recording a right-of-use asset and a million lease liability.  The right-of-use asset and lease liability had balances of $12.30 million and $12.79 million, respectively, at March 31, 2019.  Total stockholders’ equity increased to $238.84 million at March 31, 2019 from $235.08 million at December 31, 2018.  The increase in stockholders’ equity occurred as the Company’s net income and the increase in capital from the exercise of stock options and the allocation of ESOP shares exceeded dividends paid to shareholders and share repurchases.

Capital Management

During the quarter ended March 31, 2019, the Company repurchased $1.60 million, or 59,700 shares under in its eighth repurchase program.  Through March 31, 2019, the Company has repurchased a total of 3,501,353 shares.  The shares repurchased represent 28.62% of the total shares issued in its initial public offering.

As of March 31, 2019, the Company has 263,094 of outstanding, exercisable stock options.  The exercise of options would increase the number of shares outstanding, which among other things, would reduce earnings per share.

Asset Quality

Total delinquent loans 90 days or more past due and not accruing totaled $879,000 at March 31, 2019 and at December 31, 2018.  Non-performing assets totaled $2.18 million at March 31, 2019 compared to $2.21 million at December 31, 2018.  The ratio of non-performing assets to total assets was 0.11% at March 31, 2019 and at December 31, 2018.  The allowance for loan losses at March 31, 2019 was $2.66 million and represented 0.17% of total loans compared to $2.64 million and 0.17% of total loans as of December 31, 2018.

About Us

Territorial Bancorp Inc., headquartered in Honolulu, Hawaii, is the stock holding company for Territorial Savings Bank.  Territorial Savings Bank is a state chartered savings bank which was originally chartered in 1921 by the Territory of Hawaii.  Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawaii and has 29 branch offices in the state of Hawaii.  For additional information, please visit the Company’s website at:  https://www.territorialsavings.net.

Forward-looking statements - this earnings release contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to:

• statements of our goals, intentions and expectations;

• statements regarding our business plans, prospects, growth and operating strategies;

• statements regarding the asset quality of our loan and investment portfolios; and

• estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this earnings release.

The following factors, among others, including those set forth in the Company’s filings with the Securities and Exchange Commission, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

• general economic conditions, either nationally, internationally or in our market areas, that are worse than expected;

• competition among depository and other financial institutions;

• inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

• adverse changes in the securities markets;

• changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

• our ability to enter new markets successfully and capitalize on growth opportunities;

• our ability to successfully integrate acquired entities, if any;

• changes in consumer spending, borrowing and savings habits;

• changes in market and other conditions that would affect our ability to repurchase our shares of common stock;

• changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

• changes in our organization, compensation and benefit plans;

• changes in our financial condition or results of operations that reduce capital available to pay dividends;

• changes in the financial condition or future prospects of issuers of securities that we own;

• cyberattacks, computer viruses and other technological risks that may breach the security of our website or other systems to obtain unauthorized access to confidential information, destroy data or disable our systems; and

• technological changes that may be more difficult or expensive than expected.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Territorial Bancorp Inc. and Subsidiaries

Consolidated Statements of Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31
	2019	2018
Interest income:
Loans	$15,608	$14,907
Investment securities	2,871	3,129
Other investments	226	198
Total interest income	18,705	18,234

Interest expense:
Deposits	3,224	2,451
Advances from the Federal Home Loan Bank	555	419
Securities sold under agreements to repurchase	90	125
Total interest expense	3,869	2,995

Net interest income	14,836	15,239
Provision for loan losses	5	9

Net interest income after provision for loan losses	14,831	15,230

Noninterest income:
Service fees on loan and deposit accounts	438	415
Income on bank-owned life insurance	207	215
Gain on sale of investment securities	2,717	—
Gain on sale of loans	6	43
Other	72	69
Total noninterest income	3,440	742

Noninterest expense:
Salaries and employee benefits	5,686	5,647
Occupancy	1,592	1,516
Equipment	1,093	942
Federal deposit insurance premiums	144	153
Other general and administrative expenses	1,259	1,135
Total noninterest expense	9,774	9,393

Income before income taxes	8,497	6,579
Income taxes	1,973	1,759
Net income	$6,524	$4,820

Basic earnings per share	$0.71	$0.52
Diluted earnings per share	$0.70	$0.51
Cash dividends paid per common share	$0.22	$0.20
Basic weighted-average shares outstanding	9,169,256	9,284,496
Diluted weighted-average shares outstanding	9,313,139	9,484,177

Territorial Bancorp Inc. and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except per share data)

	March 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$23,667	$47,063
Investment securities available for sale	14,321	2,560
Investment securities held to maturity, at amortized cost (fair value of $356,011 and $364,922 at March 31, 2019 and December 31, 2018, respectively).	356,496	371,517
Loans held for sale	—	309
Loans receivable, net	1,586,593	1,574,714
Federal Home Loan Bank stock, at cost	6,663	8,093
Federal Reserve Bank stock, at cost	3,116	3,114
Accrued interest receivable	5,472	5,274
Premises and equipment, net	4,602	4,823
Right-of-use asset, net	12,303	—
Bank-owned life insurance	45,273	45,066
Deferred income tax assets, net	2,974	4,136
Prepaid expenses and other assets	2,585	2,537
Total assets	$2,064,065	$2,069,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$1,667,379	$1,629,164
Advances from the Federal Home Loan Bank	104,500	142,200
Securities sold under agreements to repurchase	10,000	30,000
Accounts payable and accrued expenses	23,605	23,346
Lease liability	12,793	—
Income taxes payable	3,055	2,407
Advance payments by borrowers for taxes and insurance	3,895	7,010
Total liabilities	1,825,227	1,834,127

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 50,000,000 shares, no shares issued or outstanding	—	—
Common stock, $.01 par value; authorized 100,000,000 shares; issued and outstanding 9,616,195 and 9,645,955 shares at March 31, 2019 and December 31, 2018, respectively.	96	97
Additional paid-in capital	63,748	65,090
Unearned ESOP shares	(4,771)	(4,893)
Retained earnings	187,084	182,594
Accumulated other comprehensive loss	(7,319)	(7,809)
Total stockholders’ equity	238,838	235,079
Total liabilities and stockholders’ equity	$2,064,065	$2,069,206

Territorial Bancorp Inc. and Subsidiaries

Selected Financial Data (Unaudited)

	Three Months Ended
	March 31,
	2019	2018

Performance Ratios (annualized):
Return on average assets	1.28%	0.97%
Return on average equity	11.04%	8.31%
Net interest margin on average interest earning assets	2.99%	3.13%
Efficiency ratio (1)	53.48%	58.78%

	At March	At December
	31, 2019	31, 2018

Selected Balance Sheet Data:
Book value per share (2)	$24.84	$24.37
Stockholders’ equity to total assets	11.57%	11.36%

Asset Quality
(Dollars in thousands):
Delinquent loans 90 days past due and not accruing	$879	$879
Non-performing assets (3)	$2,176	$2,213
Allowance for loan losses	$2,659	$2,642
Non-performing assets to total assets	0.11%	0.11%
Allowance for loan losses to total loans	0.17%	0.17%
Allowance for loan losses to non-performing assets	122.20%	119.39%

Note:

(1) Efficiency ratio is equal to noninterest expense divided by the sum of net interest income and noninterest income

(2) Book value per share is equal to stockholders’ equity divided by number of shares issued and outstanding

(3) Non-performing assets consist of non-accrual loans and real estate owned.  Amounts are net of charge-offs